Exhibit 10.1

SECOND AMENDMENT

TO THE

INFRARED CAMERAS HOLDINGS, INC. 2023 INCENTIVE AWARD PLAN

This SECOND AMENDMENT TO THE INFRARED CAMERAS HOLDINGS, INC. 2023 INCENTIVE AWARD PLAN (this “Amendment”), effective as of June 12, 2026, is made and entered into by MultiSensor AI Holdings, Inc. (f/k/a, Infrared Cameras Holdings, Inc.), a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Infrared Cameras Holdings, Inc. 2023 Incentive Award Plan (the “Plan”).

RECITALS

WHEREAS, Section 10.4 of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time and from time to time;

WHEREAS, the Board desires to amend the Plan to increase the aggregate number of shares of Common Stock that may be issued under the Plan as set forth in Section 11.24 of the Plan by an additional five hundred thousand (500,000) shares of Common Stock; and

WHEREAS, the Board intends to submit this Amendment to the Company’s stockholders for their approval.

NOW, THEREFORE, in accordance with Section 10.4 of the Plan, the Company hereby amends the Plan as follows:

1.       Section 4.3 of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 4.3:

 4.3 Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than six hundred sixty one thousand and twelve (661,012) Shares may be issued pursuant to the exercise of Incentive Stock Options.

2.Section 11.24 of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 11.24:

11.24 “Overall Share Limit” means (a) six hundred sixty one thousand and twelve (661,012) Shares, plus (b) any Shares subject to Prior Plan Awards that become available for issuance under the Plan on or following the Effective Date pursuant to Section 4.2 (which shall not exceed 28,311 Shares).

3.This Amendment shall be effective on the date first set forth above. In the event stockholder approval of this Amendment is not obtained within twelve (12) months of the date the Board approved this Amendment, the additional shares added to the Plan pursuant to this Amendment shall not be available for grant as Incentive Stock Options.

4.       Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

MULTISENSOR AI HOLDINGS, INC. (F/K/A, INFRARED CAMERAS HOLDINGS, INC.)

By:	/s/ Robert Nadolny
Name:	Robert Nadolny
Title:	Chief Financial Officer and Secretary